UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 27, 2006

CELTIC CROSS, LTD.

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(Exact name of registrant as specified in its charter)

Nevada	33-123774	86-1098668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification No.)

6001 East Joan De Arc, Scottsdale, AZ 85254

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(Address of principal executive offices) (Postal Code)

Registrant's telephone number, including area code: (713) 243-8731

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 5 - Corporate Governance and Management

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 1, 2006, the Board of Directors approved a change in the Company's name in order to more accurately reflect the development of the Company's business plan. More than 51% of the shareholders of the Company consented to such action on July 1, 2006. The Company filed an Amendment, attached hereto as Exhibit 1.01, with the Nevada Secretary of State on July 17, 2006 changing the Company's name to eSavingsStore.com, Inc.

Section 8 - Other Event

Item 8.01 Other Event

On July 1, 2005, the Board of Directors also approved a forward split of the Company's common stock. Each shareholder of record as of July 27, 2006 will receive thirty new shares for each old share owned on that record date. Shares will be issued to each shareholder who surrenders their shares to the Company's transfer agent.

Nasdaq has made both the change of the Company's name and the split of the Company's common stock effective as of July 27, 2006 and issued a new symbol for the stock as traded on the Over-The-Counter Bulletin Board. As of the opening of trading on July 27, 2006, the Company's new stock symbol will be ESAV.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2006 CELTIC CROSS, LTD.

/s/ John McLane

By: John McLane

President, CEO and Director